Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 25, 2012

BlackRock, Inc.

55 East 52nd Street

New York, NY 10022

Re:	BlackRock, Inc.—1.375% Notes Due 2015 and 3.375% Notes Due 2022

Ladies and Gentlemen:

We have acted as special counsel to BlackRock, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $750,000,000 aggregate principal amount of the Company’s 1.375% Notes Due 2015 and $750,000,000 aggregate principal amount of the Company’s 3.375% Notes Due 2022 (collectively, the “Securities”), issuable under the Indenture, dated as of September 17, 2007 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”). On May 22, 2012, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the registration statement on Form S-3 (File No. 333-169328) of the Company, relating to the Securities and other securities of the Company, filed on September 13, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, which became effective upon filing pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

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May 25, 2012

(ii)	the executed copies of the certificates evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery;

(iii)	an executed copy of the Indenture;

(iv)	an executed copy of the Officers’ Certificate establishing the form and terms of the Securities pursuant to Sections 102, 301 and 303 of the Indenture;

(v)	an executed copy of the Underwriting Agreement;

(vi)	a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of May 24, 2012, and as certified by the Assistant Secretary of the Company;

(vii)	the Amended and Restated By-Laws of the Company, as amended and in effect as of the date hereof, as certified by the Assistant Secretary of the Company;

(viii)	a copy of certain resolutions of the Board of Directors of the Company, adopted on July 27, 2007, February 23, 2012 and May 17, 2012, as certified by the Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the execution and delivery by the Company of the Indenture and the Securities, as applicable, and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any

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May 25, 2012

of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

b) except to the extent expressly stated in the opinion contained herein with respect to the Company and the Securities, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to the Indenture with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party;

c) except to the extent expressly stated in the opinions contained herein with respect to the Company and the Securities, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Indenture and the Securities or any of the transactions contemplated thereby; and

e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion stated herein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture, the Securities and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to

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May 25, 2012

those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and executed by the Company, and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement, dated May 22, 2012, and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP